EXHIBIT 99.1

Flushing Financial Corporation's David Fry, Chief Financial Officer, to Retire; Susan Cullen, Executive Vice President and Chief Accounting Officer, to be Named as Successor

UNIONDALE, N.Y., Oct. 30, 2015 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Bank (the "Bank"), today announced that David Fry will retire as Senior Executive Vice President, Treasurer and Chief Financial Officer, effective February 5, 2016. Mr. Fry joined the Company as Controller in 1998, and has been Chief Financial Officer of the Company and the Bank since July 2004.

John E. Roe, Sr., Chairman of the Board of Directors, and John R. Buran, President and Chief Executive Officer, praised David for his service to the Company: "We wish to acknowledge David's exceptional contributions to Flushing Financial Corporation spanning 17 years of dedicated service. We are grateful for his long and highly effective service as an officer of the Company and the Bank and wish him our very best in his future endeavors and retirement."

Susan Cullen, who joined the Company as Executive Vice President and Chief Accounting Officer in 2015, will be named to succeed Mr. Fry as Chief Financial Officer and Treasurer, effective upon his retirement. Mr. Buran commented: "As a key member of our senior management team, Susan is thoroughly familiar with the operations of the Company and the Bank through her previous position with Grant Thornton LLP as the partner in charge of the Company's audit. She has a very strong background in all aspects of accounting, finance, treasury and strategic planning. I am confident that she will continue to play a significant leadership role in the operations of the Company as we continue to move to the next level in the development of our business."

Ms. Cullen was most recently an EVP/SEC Reporting and Investor Relations Officer at Hudson Valley Bank, which was acquired by Sterling Bancorp. Susan had joined Hudson Valley Bank in 2012 as an EVP/Chief Risk Officer, prior to which she was employed by Grant Thornton LLP as an Audit Partner specializing in financial institutions. Susan received a Bachelor of Science in Accounting from University of Dayton. Susan is a CPA in New York and Ohio.

About Flushing Financial Corporation

Flushing Financial Corporation is the holding company for Flushing Bank, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 19 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's website at http://www.flushingbank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

CONTACT: David Fry
         Senior Executive Vice President, Treasurer and
         Chief Financial Officer
         Flushing Financial Corporation
         (718) 961-5400